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                            ASSIGNMENT AND ASSUMPTION
                                       OF
                        ASSET PURCHASE AND SALE AGREEMENT


        This Assignment and Assumption of Asset Purchase and Sale Agreement (this "Assignment") is made as of October 27, 1997, and is by and between NORTHLAND CABLE TELEVISION, INC., a Washington corporation ("Assignor"), and NORTHLAND CABLE PROPERTIES SIX LIMITED PARTNERSHIP, a Washington limited partnership ("Assignee").

                                    RECITALS

        A. InterMedia Partners of Carolina, L.P., a California limited partnership ("InterMedia") and Robin Cable Systems, L.P., a California limited partnership ("Robin"), currently are engaged in the business of providing cable television service in and around the communities of (1) the City of Aiken, the Town of Burnettown, the Town of New Ellenton, the Town of Jackson, and nearby unincorporated areas of Aiken County, the City of Greenwood, the Town of Ninety Six, and nearby unincorporated areas of Greenwood and Laurens counties, the Town of Ware Shoals, the Town of Hodges, and nearby unincorporated areas of Greenwood, Laurens and Abbeville counties, the Town of McCormick and nearby unincorporated areas of McCormick County, the Town of Saluda and nearby unincorporated areas of Saluda County, and the Town of Edgefield, the Town of Johnston, and nearby unincorporated areas of Edgefield County (the "Greenwood/Aiken Area Systems"), and (2) the City of Bennettsville, the City of McColl, the Town of Clio, the Town of Tatum, and nearby unincorporated areas of Marlboro County, the City of Barnwell, the Town of Blackville, the Town of Elko, the Town of Williston, the Town of Snelling and nearby unincorporated areas of Barnwell County, the City of Bamberg, the City of Denmark, and nearby unincorporated areas of Bamberg County, and the Town of Allendale, the Town of Fairfax, and nearby unincorporated areas of Allendale County (the "Bennettsville/Barnwell/Bamberg/Allendale Area Systems"), all in the State of South Carolina.

        B. Assignor has entered into that certain Asset Purchase and Sale Agreement dated as of August 27, 1997 (the "Agreement") with InterMedia and Robin to purchase substantially all of the assets of InterMedia and Robin used or useful in connection with the Greenwood/Aiken Area Systems and the Bennettsville/Barnwell/Bamberg/Allendale Area Systems.

        C. Pursuant to Section 12.2 of the Agreement, Assignor desires to assign all of its rights pursuant to the Agreement relating to the Bennettsville/Barnwell/Bamberg/Allendale Area Systems to Assignee, and Assignee desires to accept such assignment and to assume all associated obligations, all as more particularly described below.

                                    AGREEMENT

        For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:



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        1. Assignment and Assumption. Assignor hereby assigns to Assignee all of its rights under the Agreement relating to the purchase of all of the assets of InterMedia and Robin associated with the Bennettsville/Barnwell/Bamberg/Allendale Area Systems, and Assignee hereby assumes all obligations relating to such rights.

        2. Payment of Purchase Price by Assignee. In accordance with the purchase price negotiated with InteMedia and Robin and set forth on Schedule 2.3 of the Agreement, the purchase price to be paid by Assignee for its purchase of the Bennettsville/Barnwell/Bamberg/Allendale Area Systems is Twenty Million Five Hundred
Thousand Dollars ($20,500,000).

        3. Adjustments and Prorations. All pre- and post-Closing adjustments and prorations which are to be made under Sections 2.3 and 2.4 of the Agreement with respect to the Bennettsville/Barnwell/Bamberg/Allendale Area Systems shall be applied to the purchase price associated with the purchase of such systems. In the event that any such proration is not attributable to any particular cable television system, such proration or adjustment shall be applied to the purchase prices to be paid by each of Assignor and Assignee prorata in accordance with the proportionate share of the aggregate purchase price to be paid by Assignor and Assignee.

        4. Governing Law. This Assignment shall be governed by and construed in accordance with the laws of the State of Washington.

        DATED as of the date first mentioned above.

ASSIGNOR:                           NORTHLAND CABLE TELEVISION, INC.




                                    By ______________________________________
                                           James A. Penney, Vice President


ASSIGNEE:                           NORTHLAND CABLE PROPERTIES SIX
                                    LIMITED PARTNERSHIP


                                    By:  Northland Communications Corporation,
                                         Its Managing General Partner


                                    By ______________________________________
                                           James A. Penney, Vice President




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